UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2014

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events	3
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
SIGNATURES	4

Item 8.01 - Other Events

On September 8, 2014, iPass Inc. announced that the iPass Board of Directors has initiated a process to explore strategic alternatives that may enhance stockholder value. As part of this process, iPass' Board has retained Blackstone Advisory Partners L.P. and Cooley LLP. There can be no assurance that this process will result in any transaction. iPass does not currently intend to disclose further developments with respect to this process, unless and until its Board of Directors approves a specific transaction or otherwise concludes the review of strategic alternatives.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2014, Christophe J. Culine, Senior Vice President and General Manager Enterprise Business, notified iPass Inc. that he was resigning from his positions at iPass effective September 12, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Karen Willem
	Name:	Karen Willem
	Title:	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
Dated: September 12, 2014

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